EXHIBIT 99(17)


Audited Financial Statements

ARDIS HOLDING COMPANY
Combined Financial Statements
December 31, 1996 and 1997
(With Independent Auditors' Report Thereon)

Independent Auditors' Report


The Board of Directors
Motorola, Inc.:


We have audited the accompanying combined balance sheets of ARDIS Holding Company (Company), a wholly-owned business of Motorola, Inc. (Parent) as described in Note 2, Basis of Presentation, as of December 31, 1996 and 1997, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ARDIS Holding Company as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.




/s/KPMG Peat Marwick LLP
February 13, 1998
Chicago, Illinois

ARDIS HOLDING COMPANY

Combined Balance Sheets

December 31, 1996 and 1997
(amounts in thousands)

-------------------------------------------------------------------------------------------------------------------

                  Assets                                                        1996                      1997
-------------------------------------------------------------------------------------------------------------------

Current assets:
     Cash and cash equivalents                                                 $ 5,289                   $ 2,082
     Accounts receivable, less allowance for doubtful
         accounts of $754 in 1996 and $264 in 1997,
         including amounts due from Parent of $142
         in 1996 and $47 in 1997                                                 7,809                     7,642
     Inventory, including $514 in 1996 and $154 in
         1997, acquired from Parent                                              1,211                       342
     Prepaid site rent, including, $2,500 in 1996
         to Parent                                                               4,418                     2,075
     Prepaid expenses and other current assets                                   2,184                     1,104
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                            20,911                    13,245
-------------------------------------------------------------------------------------------------------------------


Property and equipment - net, principally acquired
     from Parent                                                                53,302                    41,801
-------------------------------------------------------------------------------------------------------------------


Intangible assets, net                                                          16,303                    14,567
Other noncurrent assets                                                            736                       217
-------------------------------------------------------------------------------------------------------------------

                                                                               $91,252                   $69,830
-------------------------------------------------------------------------------------------------------------------

     Liabilities and Stockholders' Equity

Current liabilities:

     Accounts payable, including amounts due to Parent
         of $340 in 1996 and $471 in 1997                                      $ 4,011                   $ 4,012
     Accrued expenses, including amounts due to
         Parent of $492 in 1996 and $204 in 1997                                 2,646                     1,717
     Accrued payroll and related taxes                                           2,153                     1,070
     Capital lease obligation                                                    3,565                     3,900
     Advance deposits                                                                -                     1,402
     Accrued taxes                                                                 906                       706
-------------------------------------------------------------------------------------------------------------------


Total current liabilities                                                       13,281                    12,807
-------------------------------------------------------------------------------------------------------------------


Capital lease obligation                                                        12,830                     8,931
-------------------------------------------------------------------------------------------------------------------


Stockholders' equity                                                            65,141                    48,092
-------------------------------------------------------------------------------------------------------------------


Total liabilities and stockholders' equity                                     $91,252                   $69,830
-------------------------------------------------------------------------------------------------------------------


See accompanying notes to combined financial statements.


ARDIS HOLDING COMPANY

Combined Statements of Operations

Years ended December 31, 1995, 1996, and 1997

(amounts in thousands)

-------------------------------------------------------------------------------------------------------------------

                                                                                1995         1996         1997
-------------------------------------------------------------------------------------------------------------------

Revenues:
     Services, including revenues from Parent of $622, $613, and $294 for the years ended December 31,
         1995, 1996, and 1997, respectively.                                $40,006      $43,413       $41,923
     Equipment                                                                1,266        1,884         2,326
-------------------------------------------------------------------------------------------------------------------

Total revenues                                                               41,272       45,297       44,249
-------------------------------------------------------------------------------------------------------------------

Costs and expenses:
     Costof service and operations, including costs of providing services to Parent of $9,180, $7,694, and $7,569 for the
         years ended December 31, 1995, 1996, and 1997, respectively.        39,884       32,805       31,940
     Cost of equipment sold, including costs of equipment
         purchased from Parent of $938, $1,033, and $1,324 for the years
         ended December 31, 1995, 1996, and 1997, respectively.               1,878        1,350        2,233
     Sales and advertising, including expenses from Parent
         of $734, $50, and $54 for the years ended December 31,
         1995, 1996, and 1997, respectively.                                 15,164       13,677        5,888
     General and administrative, including expenses related
         to Parent of $300, and $150 for the years ended
         December 31, 1995 and 1996, respectively.                           10,623        9,364        6,970
     Depreciation and amortization principally
         related to assets acquired from Parent                              14,355       17,269       14,586
-------------------------------------------------------------------------------------------------------------------


                                                                             81,904       74,465       61,617
-------------------------------------------------------------------------------------------------------------------


Operating loss                                                              (40,632)     (29,168)     (17,368)

Interest income                                                                 481          198          150
Interest expense                                                               (688)      (1,556)      (1,331)
-------------------------------------------------------------------------------------------------------------------


Loss before income tax benefit                                              (40,839)     (30,526)     (18,549)

Income tax benefit                                                           15,586       11,528        6,807
-------------------------------------------------------------------------------------------------------------------

Net loss                                                                   $(25,253)    $(18,998)    $(11,742)
-------------------------------------------------------------------------------------------------------------------


See accompanying notes to combined financial statements.

ARDIS HOLDING COMPANY

Combined Statements of Stockholders' Equity

Years ended December 31, 1995, 1996, and 1997

(amounts in thousands)

--------------------------------------------------------------------------------

                                                                 Stockholders'
                                                                    Equity
--------------------------------------------------------------------------------


Balance at January 1, 1995                                          68,906

Contributions from Parent                                           44,200

Tax benefit utilized by Parent                                     (15,586)

Net loss                                                           (25,253)
--------------------------------------------------------------------------------


Balance at December 31, 1995                                        72,267

Contributions from Parent                                           23,400

Tax benefit utilized by Parent                                     (11,528)

Net loss                                                           (18,998)
--------------------------------------------------------------------------------


Balance at December 31, 1996                                        65,141

Contributions from Parent                                            1,500

Tax benefit utilized by Parent                                      (6,807)

Net loss                                                           (11,742)
--------------------------------------------------------------------------------


Balance at December 31, 1997                                       $48,092
--------------------------------------------------------------------------------


See accompanying notes to combined financial statements.

ARDIS HOLDING COMPANY

Combined Statements of Cash Flows

Years ended December 31, 1995, 1996, and 1997

(amounts in thousands)

-------------------------------------------------------------------------------------------------------------------

                                                                            1995             1996           1997
-------------------------------------------------------------------------------------------------------------------


Net loss                                                               $(25,253)        $(18,998)      $(11,742)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
     Depreciation and amortization                                       14,355           17,269         14,586
     Gain on sale of fixed assets                                             -                -            (33)
     Write-off of recorded assets                                             -                -            419
     Tax benefit utilized by Parent                                     (15,586)         (11,528)        (6,807)
     Changes in assets and liabilities:
         Accounts receivable                                             (3,030)           1,240            167
         Inventory                                                        1,329           (1,025)           869
         Prepaid site rent                                                 (685)          (1,398)         2,343
         Prepaid expenses and other assets                                  792           (1,432)         1,080
         Accounts payable                                                (1,817)             (16)             1
         Accrued expenses                                                 1,085           (2,556)          (929)
         Accrued payroll                                                    785             (902)        (1,083)
         Accrued taxes                                                   (1,381)             245           (200)
         Advance deposits                                                     -                -          1,402
         Other                                                            1,191              435            520
-------------------------------------------------------------------------------------------------------------------


Net cash provided by (used in) operating activities                     (28,215)         (18,666)           593
-------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
     Capital expenditures                                               (18,811)          (3,410)        (1,431)
     Purchases of FCC licenses                                           (4,724)          (1,396)          (305)
-------------------------------------------------------------------------------------------------------------------


Net cash used in investing activities                                   (23,535)          (4,806)        (1,736)
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
     Contributions from Parent                                           44,200           23,400          1,500
     Payments of capital lease obligations                               (1,500)          (1,624)        (3,564)
-------------------------------------------------------------------------------------------------------------------


Net cash provided by (used in) financing activities                      42,700           21,776         (2,064)
-------------------------------------------------------------------------------------------------------------------


Decrease in cash and cash equivalents                                    (9,050)          (1,696)        (3,207)
Cash and cash equivalents at beginning of year                           16,035            6,985          5,289
-------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of year                                 $6,985           $5,289         $2,082
-------------------------------------------------------------------------------------------------------------------


Supplemental disclosure of cash flow information:
     Cash paid for interest on capital lease obligations                   $688           $1,556         $1,331

Supplemental disclosure of noncash activities:
     Assets acquired through capital leases                              $18,831               -              -

See accompanying notes to combined financial statements.


ARDIS HOLDING COMPANY

Notes to Combined Financial Statements

--------------------------------------------------------------------------------


(1)  Description of Business
     -----------------------

     ARDIS Holding Company (Company) is engaged in the operation of a terrestrial-based wireless data network that provides service coverage to substantially all areas of the United States, Puerto Rico, and the U.S. Virgin Islands. This network includes radio frequency towers, or base stations, for transmitting and receiving radio signals among data terminals. The network operates in the 800 MHZ frequency band utilizing licenses owned by the Company. The base stations are located on leased antenna sites.

     The Company provides wireless data services primarily to business customers in many varying market segments, including field services and transportation market segments which require nationwide, reliable wireless data services. The Company derives revneues from monthly variable and fixed usage charges, as well as access fees, rental fees, and equipment sales. The Company obtains and supports customers through direct sales efforts and reseller arrangements.

(2)  Basis of Presentation
     ---------------------

     The accompanying financial statements present the combined financial position, results of operations, adn cash flows of Motorola ARDIS Acquisition, Inc. (MAA) and Motorola ARDIS, Inc. (MAI), each wholly-owned subsidiaries of Motorola, Inc. (Parent). Each of MAA and MAI own a 50% partnership interest in ARDIS Holding Company. ARDIS Holding Company was formed in April, 1990 as a 50/50 joint venture between Motorola, Inc. (Motorola) and International Business Machine Corporation (IBM) to deploy a terrestrial based wireless data network in the United States. Hereinafter, except as otherwise indicated, MAA and MAI are referred to on a combined basis as ARDIS Holding Company or the Company. In December, 1994 MAA acquired IBM's partnership interest in ARDIS Holding Company for $33,800.

     All significant intercompany transactions and balances have been eliminated in the combination.

(3)  Summary of Significant Accounting Policies
     ------------------------------------------

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

     Accounts Receivable
     -------------------

     Accounts receivable includes amounts owed by customers for airtime services and equipment. A related provision for uncollectible amounts is calculated based on management's estimates of amounts, which, based upon the credit risk associated with the various classifications of customer accounts, are subject to substantial collection risk.

     Inventory
     ---------

     Inventory consists of reseller hardware devices and is stated at lower of cost or market. Cost is determined using the weighted average method. Appropriate consideration is given to obsolescence in evaluating net realizable value.

     Prepaid Expenses and Other Assets
     ---------------------------------

     Prepaid expenses and other assets consists principally of prepaid costs incurred for airpasses. These airpasses expire beginning in 1999 through 2000. The Company reduces the asset for actual usage each year and performs an assessment of the net realizable value of the asset based on projected usage through the expiration period. The current portion of the asset is reflected as a prepaid expense and the noncurrent portion is reflected as an other noncurrent asset.

     Property and Equipment
     ----------------------

     Property and equipment consists of leasehold improvements, network equipment, and other equipment and are stated at cost or, for assets contributed, net book value as of the date of contribution. Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years.
     Leasehold improvements are amortized over the remaining terms of the respective leases. Maintenance and repairs are expensed as incurred, while improvements are capitalized.

     Intangible Assets
     -----------------

     Intangible assets, which include license rights and excess of cost over fair value, are stated at cost. License rights represent costs incurred for FCC issued licenses and are amortized on a straight-line basis over an estimated useful life of 10 years. The excess of cost over fair value, resulting from MAA's acquisition of IBM's interest in the Company, is amortized on a straight-line basis over an estimated useful life of 10 years. The Company assesses the recoverability of intangible assets by determining whether the amount of the balances over their remaining lives can be recovered through undiscounted future operating cash flows of the operations.

     Long-lived Assets
     -----------------

     Long-lived assets and identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts should be evaluated. Impairment is measured by comparing the carrying value to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. The Company has determined that as of December 31, 1996 and 1997 there has been no impairment in the carrying values of long-lived assets.

     Income Taxes
     ------------

     ARDIS Holding Company is included in the consolidated U.S. income tax return of the Parent. The tax benefit of losses have been recorded in the statements of operations as the benefits are used by the Parent.

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, Accounting for Income Taxes. Cumulative deferred taxes have been settled through stockholders' equity.

     Revenue Recognition
     -------------------

     The Company recognizes revenues under service agreements over the period in which related services are provided. Sales of equipment are recognized upon delivery. To the extent that management considers certain recognized revenues to be uncollectible, a provision for doubtful accounts is recognized as a general and administrative expense in the period such determination is made.

     Use of Estimates
     ----------------

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities in connection with the preparation of these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Concentration of Customer and Credit Risks
     ------------------------------------------

     The Company's customers are comprised of subscribers which utilize airtime services and purchase related equipment. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. As of December 31, 1996 and 1997 three and five customers' account balances individually accounted for more than 5% of the Company's accounts receivable balance, respectively. In the aggregate those customers accounted for 42% and 63%, of the total accounts receivable balance as of December 31, 1996 and 1997, respectively. For the years ended December 31, 1996 and 1997, four and five customers individually accounted for more than 5% of the Company's sales, respectively. In the aggregate, these customers accounted for 62% and 69% of total sales for the years ended December 31, 1996 and 1997, respectively.

     Accounts receivable are generally unsecured; management believes its allowance for doubtful accounts is adequate to cover any exposure to loss.

     Concentration of Suppliers
     --------------------------

     The Company currently purchases all of its base station equipment, an important component of its network, from its Parent. Although there are a limited number of manufacturers of this particular equipment, management believes that other suppliers could provide similar equipment on comparable terms. A change in suppliers, however, could cause a delay in procurement or deployment of equipment and a possible reduction in the quality of service, which could affect operating results adversely.

     The Company currently leases approximately one-third of its transmission sites, an important component of its network, from its Parent under cancelable operating lease agreements. Although there are a limited number of lessors of transmission sites, management believes that other lessors could provide acceptable sites on comparable terms. A change in lessors, however, could cause a possible reduction in the quality of service, which could affect operating results adversely.

     Fair Value of Financial Instruments
     -----------------------------------

     Financial instruments, including accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value. The fair values of all financial instruments were not materially different from their carrying or contract values.


 (4) Liquidity
     -------

     Operations for the current and prior year did not generate sufficient cash flow to cover current obligations. The Parent has funded such obligations and has made a commitment to continue to provide financing to the Company until the transaction described in Note (12) is consummated. The Parent's plans include the planned sale of the Company in exchange for consideration expected to include a combination of cash and securities of the acquirer. See Note (12) for a description of this pending transaction.


(5)  Property and Equipment
     ----------------------

     Property and equipment as of December 31, 1996 and 1997 consists of the following:

--------------------------------------------------------------------------------

                                       1996               1997
--------------------------------------------------------------------------------
Network equipment                    $84,868             $86,765
Construction in progress               5,830               3,836
Personal terminals                     5,703               5,826
Computer equipment                    20,258              21,263
Leasehold improvements-building        3,255               3,268
Furniture and fixtures                 3,458               3,601
--------------------------------------------------------------------------------
                                     123,372             124,559
Less accumulated depreciation         70,070              82,758
--------------------------------------------------------------------------------
                                     $53,302             $41,801
--------------------------------------------------------------------------------


(6)      Intangible Assets

         Intangible assets consist of the following at December 31, 1996 and 1997:


                                                        1996         1997

Excess cost over fair value of assets acquired        $ 12,966    $ 12,966
FCC licenses                                             7,462       7,767
                                                        20,428      20,773

Less accumulated amortization                            4,125       6,166

                                                      $ 16,303    $ 14,567

FCC licenses as of December 31, 1996 and 1997 consists of certain FCC license rights to 800 MHz channel frequencies, for which an agreement exists to sell these license rights to third parties. The agreement contains three traunches which provide that a total of eighty-four frequencies will be sold in three separate transactions. The first transaction, is expected to be consummated during the first quarter of 1998, and will result in proceeds to the Parent of $5,141. A cash deposit was received during December, 1997 and is reflected as an advance deposit at December 31, 1997. The second and third transactions are expected to be consummated during the last half of 1998 and will result in proceeds of $976 to the Company. The carrying value of these frequencies is $3,170 and $3,022 at December 31, 1996 and 1997, respectively. The completion of these transactions is dependent on obtaining FCC regulatory approval.

(7)  Related Party Transactions
     --------------------------

     The Company engages in transactions with its Parent in the normal course of its business. These transactions include purchases of services, network hardware and software maintenance services, facility rentals, and network gateway fees, among various other transactions as follows:

     The Parent owns certain structures and equipment used by the Company in its operations under operating lease arrangements. Related rental expenses were approximately $2,500, $2,700, and $2,700 for the years ended December 31, 1995, 1996, and 1997, respectively.

     The Parent provides maintenance services under service contracts. The Company incurred related expenses of $4,735, $4,513, and $4,830, for the years ended December 31, 1995, 1996, and 1997, respectively.

     Network equipment is purchased from the Parent. Purchases aggregated $1,021 and $290 for the years ended December 31, 1996 and 1997, respectively.

     Inventory is purchased from the Parent. Purchases aggregated $3,066 and $880 for the years ended December 31, 1996 and 1997, respectively.

     The Parent charges certain payroll and other consulting expenses to the Company. Charges aggregated $3,234, $649, and $60 for the years ended December 31, 1995, 1996, and 1997, respectively.

     During 1995 the Company expensed $1,727 in amounts paid to Parent, which were to entitle the Company to participate in a contract to provide its services to customers through another third party. The agreement was terminated during 1997.

     In management's opinion, the foregoing transactions were consummated based on amounts agreed upon between the respective parties and are reasonable. However, the amounts disclosed may not represent the amounts that would have been reported had these transactions occurred with third parties at "arms-length."


(8)  Leases
     ------

     Capital Leases
     --------------

     The Company is obligated under a capital lease for equipment that expires on December 31, 2000. The gross amounts of equipment and related accumulated depreciation recorded under capital lease was as follows for December 31, 1996 and 1997:

     ---------------------------------------------------------------------------
                                              1996                1997
     ---------------------------------------------------------------------------

         Network equipment                  $18,831              18,831
         Less accumulated depreciation        5,136               8,560
     ---------------------------------------------------------------------------
                                            $13,695             $10,271
     ---------------------------------------------------------------------------

     Depreciation of assets held under the capital lease is included with depreciation expense.

     The Company's obligations require monthly payments in varying amounts through December 31, 2000. The obligations have been discounted to reflect an implicit interest rates 9.381%.

     At December 31, 1997, future minimum lease commitment together with the present value of obligations under lease that have initial or remaining noncancelable terms in excess of one year were as follows:

     ---------------------------------------------------------------------------
         Period ended December 31,
     ---------------------------------------------------------------------------
         1998                                                       $4,896
         1999                                                        4,896
         2000                                                        4,896

     ---------------------------------------------------------------------------
         Total minimum lease payments                               14,688
         Less amount representing                                    1,857
     ---------------------------------------------------------------------------
         Present value of minimum lease payments                    12,831
         Less current portion of capital lease obligations           3,900
     ---------------------------------------------------------------------------
         Noncurrent portion of capital lease obligations            $8,931
     ---------------------------------------------------------------------------

     Operating Leases
     ----------------

     The Company leases substantially all of its base station sites through cancelable operating leases. The majority of these leases provide for renewal options for various periods at their fair rental value at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

     In addition, the Company leases certain office space and computers under non-cancelable operating leases. Future minimum lease payments under such leases as of December 31, 1997 for each of the next four years and in the aggregate are as follows:

     ---------------------------------------------------------------------------
         1998                                                        $1,340
         1999                                                         1,378
         2000                                                         1,416
         2001                                                            38
     ---------------------------------------------------------------------------
         Total lease obligations                                     $4,172
     ---------------------------------------------------------------------------
         Rent expense under all lease agreements for the years ended December 31, 1995, 1996, and 1997 was $7,791, $8,044, and $8,440, respectively.



(9)  Employee Benefits
     -----------------

     The Company maintains an Individual Accumulation Plan to provide retirement assistance to all eligible employees. The plan consists of two components, a defined contribution plan and an employee savings plan. Under the defined contribution plan, the Company will contribute 5% of each employee's compensation to the plan. The employee savings plan allows participants to contribute up to 12% of their compensation as an elective deferral. The Company matches these contributions up to 4% of the participant's compensation. Company contributions under both plans were $1,382, $1,409, and $1,103, for the years ended December 31, 1995, 1996, and 1997, respectively. Participant contributions are vested at all times. Contributions made by the Company to all participants commencing employment prior to or on April 30, 1990 are fully vested. Contributions made by the Company to all participants commencing employment after April 30, 1990 vest over three years.

(10) Income Taxes
     ------------


     Income tax benefit for the years ended December 31, 1995, 1996, and 1997 consists of:


     ---------------------------------------------------------------------------
                                            Current      Deferred       Total
     ---------------------------------------------------------------------------
         Year ended December 31, 1995:
           U.S. Federal                   $(14,950)      $ 2,123     $(12,827)
           State and local                  (3,215)          456       (2,759)
     ---------------------------------------------------------------------------

                                          $(18,165)      $ 2,579     $(15,586)
     ---------------------------------------------------------------------------

         Year ended December 31, 1996:
            U.S. Federal                   (11,094)        1,606       (9,488)
            State and local                 (2,386)          346       (2,040)
     ---------------------------------------------------------------------------

                                          $(13,480)      $ 1,952     $(11,528)
     ---------------------------------------------------------------------------

         Year ended December 31, 1997:
            U.S. Federal                    (8,061)        2,459       (5,602)
            State and local                 (1,734)          529       (1,205)
     ---------------------------------------------------------------------------

                                          $ (9,795)      $ 2,988     $ (6,807)

     ---------------------------------------------------------------------------




     Income tax benefit  differed from the amounts computed by applying the U.S.
     Federal income tax rate of 35% to losses before income tax expense as a result of the following:


     ---------------------------------------------------------------------------------------------------
                                                                        1995         1996        1997
     ---------------------------------------------------------------------------------------------------


         Computed "expected" tax benefit                             $(14,294)    $(10,684)   $(6,492)
         Increase (decrease) in tax benefit resulting from:
           Amortization of goodwill                                       454          454        454
           State and local income taxes, net of federal benefit        (1,793)      (1,327)      (783)
           Other                                                           47           29         14
     ---------------------------------------------------------------------------------------------------
                                                                     $(15,586)    $(11,528)   $(6,807)
     ---------------------------------------------------------------------------------------------------




         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1997 are presented below:

     ---------------------------------------------------------------------------
                                                    1996            1997
     ---------------------------------------------------------------------------
         Deferred tax assets:
           Intangible assets, principally due
             to differences in amortization         $1,789        $ 1,162
         Accruals not deductible for tax purposes    3,096          1,514
             Employee benefits, principally
             due to accrual for financial
             reporting purposes                        370             32
         Other                                         (16)         1,425
     ---------------------------------------------------------------------------
         Net deferred tax assets                     5,239          4,133
     ---------------------------------------------------------------------------

         Deferred tax liabilities:
            Property and equipment, principally
             due to differences in depreciation     (6,770)        (8,588)
     ---------------------------------------------------------------------------
         Net deferred tax liabilities               (6,770)        (8,588)
     ---------------------------------------------------------------------------
         Net deferred tax asset (liability)        $(1,531)       $(4,455)
     ---------------------------------------------------------------------------

         At December 31, 1996  and  1997,  $(1,531) and $(4,455),  respectively, of cumulative deferred taxes have been settled through stockholders' equity. At December 31, 1996 and 1997, the basis of excess cost over fair value of assets acquired for financial reporting purposes exceeds the basis for tax purposes by $(253) and $(168), respectively.


(11) Commitments and Contingencies
     -----------------------------

     The Company is obligated under the terms of a take-or-pay supplier agreement entered into in January, 1997 to purchase prior to August 31, 1998, a minimum of $2,375 of product. The agreement requires the Company to pay certain additional amounts if the Company or certain of its customers does not purchase a total of $9,500 of product by August 31, 1998. At December 31, 1997 the Company had purchased a total of $774. The Company believes that it will fulfill its obligations under the agreement; accordingly, no amount has been accrued at December 31, 1997 for the Company's obligation under the agreement.

(12) Stock Purchase Agreement
     ------------------------

     In December 1997 the Parent entered into a Stock Purchase Agreement (Agreement) with American Mobile Satellite Communications (AMSC) to transfer ownership of the stock of MAA and MAI in exchange for cash and shares of AMSC common stock. In connection with this Agreement, the value exchanged between the Parent and AMSC is subject to adjustment to the extent that the working capital of the Company, as defined in the Agreement, differs from the amount stipulated in the Agreement. The transaction is designed as a tax-free exchange to the Parent and AMSC.

     Closing of the Agreement is subject to a number of significant conditions, including, among others, the receipt of approval from the FCC, the filing of all necessary reports and documents with the Department of Justice pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the expiration or termination of all applicable waiting periods thereunder, other governmental approvals, and the satisfaction of certain other conditions. The Parent has the right to terminate this Agreement if the market value of AMSC common stock calculated as of the closing date has declined by more than 30% from the market value calculated as of the date of the Agreement.